Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements:
•	Registration Statement (Form S-8 No. 333-01239) dated February 27, 1996 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan;

•	Registration Statement (Form S-8 No. 333-40769) dated November 21, 1997 pertaining to the Health Care REIT, Inc. Stock Plan for Non-Employee Directors;

•	Registration Statement (Form S-8 No. 333-40771) dated November 21, 1997 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan;

•	Registration Statement (Form S-8 No. 333-73916) dated November 21, 2001 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan;

•	Registration Statement (Form S-3 No. 333-107280) dated July 23, 2003, as amended on August 1, 2003, pertaining to $937,557,819 of securities of Health Care REIT, Inc.;

•	Registration Statement (Form S-3 No. 333-110877) dated December 2, 2003 pertaining to 811,335 shares of common stock of Health Care REIT, Inc. with respect to the resale of shares of common stock received in connection with the conversion of shares of the 6% Series E Cumulative Convertible and Redeemable Preferred Stock;

•	Registration Statement (Form S-3 No. 333-110902) dated December 3, 2003, as amended on December 11, 2003, pertaining to the Health Care REIT, Inc. Amended and Restated Dividend Reinvestment and Stock Purchase Plan;

•	Registration Statement (Form S-8 No. 333-120915) dated December 1, 2004 pertaining to the Health Care REIT, Inc. Stock Plan for Non-Employee Directors;

•	Registration Statement (Form S-3 No. 333-120917) dated December 1, 2004, as amended on May 19, 2005, pertaining to $831,794,619 of securities of Health Care REIT, Inc.;

•	Registration Statement (Form S-8 No. 333-126195) dated June 28, 2005 pertaining to the Health Care REIT, Inc. 2005 Long-Term Incentive Plan;

•	Registration Statement (Form S-3 No. 333-134082) dated May 12, 2006 pertaining to an indeterminate amount of debt securities, common stock, preferred stock, depositary shares, warrants and units of Health Care REIT, Inc.;

•	Registration Statement (Form S-4 No. 333-138006) dated October 13, 2006 pertaining to shares of common stock and 7.5% Series G Cumulative Convertible Preferred Stock of Health Care REIT, Inc. issued in connection with the merger between Health Care REIT, Inc. and Windrose Medical Properties Trust, as amended by Amendment No. 1 to the Registration Statement dated November 6, 2006, and Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement dated December 21, 2006 pertaining to the Windrose Medical Properties Trust 2002 Stock Incentive Plan; and

•	Registration Statement (Form S-3 No. 333-142987) dated May 15, 2007 pertaining to the Health Care REIT, Inc. Second Amended and Restated Dividend Reinvestment and Stock Purchase Plan;
of our report dated February 27, 2008 (except for Notes 16 and 18, as to which the date is June 25, 2008), with respect to the consolidated financial statements and schedules of Health Care REIT, Inc. included in this Current Report (Form 8-K) of Health Care REIT, Inc.
/s/ Ernst & Young LLP
Toledo, Ohio
June 25, 2008